
      CERBCO, INC.

      CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION

      THREE MONTHS ENDED SEPTEMBER 30, 1995

      (unaudited)



                                                                                            Insituform

                                       CERBCO, Inc.                       CERBCO, Inc.      East,           Capitol Copy

                                       Consolidated  Eliminations  Unconsolidated  Incorporated  Products, Inc.




      Sales                             $11,018,007                $0                $0        $6,208,659        $4,809,348



      Costs and Expenses:

        Cost of sales                     7,138,658                 0                 0         4,284,771         2,853,887

        Selling, general and

          administrative expenses         2,107,357                 0           110,877         1,122,636           873,844

                                        -----------        ----------        ----------        ----------        ----------

          Total Costs and Expenses        9,246,015                 0           110,877         5,407,407         3,727,731

                                        -----------        ----------        ----------        ----------        ----------

      Operating Profit (Loss)             1,771,992                 0          (110,877)          801,252         1,081,617

      Investment Income                      70,593                 0            45,152            25,441                 0

      Equity in Earnings of

        Unconsolidated Affiliate            185,951                 0                 0           185,951                 0

      Interest Expense                       (4,425)                0                 0                 0            (4,425)

      Other Income (Expense) - net           74,682                 0            (1,656)           72,658             3,680

      Earnings (Loss) Before            -----------        ----------        ----------        ----------        ----------

        Income Taxes and

        Non-Owned Interests               2,098,793                 0           (67,381)        1,085,302         1,080,872



      Provision for Income Taxes            835,000                 0                 0           424,000           411,000

                                        -----------        ----------        ----------        ----------        ----------

      Earnings (Loss) Before

        Non-Owned Interests               1,263,793                 0           (67,381)          661,302           669,872



      Non-Owned Interests in

        Earnings of Consolidated

        Subsidiaries                        672,976   (A)     672,976                 0                 0                 0

                                        -----------        ----------        ----------        ----------        ----------



      NET EARNINGS                         $590,817   (C)   $(672,976)         $(67,381)         $661,302          $669,872

                                        ===========        ==========        ==========        ==========        ==========



      CERBCO, Inc.

      CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION

      SEPTEMBER 30, 1995

      (unaudited)



                                                                                            Insituform

                                       CERBCO, Inc.                       CERBCO, Inc.      East,           Capitol Copy

                                       Consolidated  Eliminations  Unconsolidated  Incorporated  Products, Inc.




      ASSETS



      Current Assets:

        Cash and cash equivalents        $4,763,354                   $0     $2,058,644        $1,107,453        $1,597,257

        Temporary investments               981,917                    0        981,917                 0                 0

        Accounts receivable               8,473,655                    0          1,584         6,550,488         1,921,583

        Inventories                       3,021,714                    0              0         1,075,039         1,946,675

        Prepaid and refundable

          taxes                              63,782                    0         48,292            15,490                 0

        Deferred income taxes                82,000                    0              0                 0            82,000

        Prepaid expenses and other          526,875                    0              0           387,372           139,503

                                        -----------           ----------     ----------        ----------        ----------

      TOTAL CURRENT ASSETS               17,913,297                    0      3,090,437         9,135,842         5,687,018



      Investment in and Advances

        to Subsidiaries:

        Investment in subsidiaries                0   (B)    (11,570,377)    11,570,377                 0                 0

        Intercompany receivables

          and payables                            0                    0         11,827             9,345           (21,172)



      Property, Plant and Equipment

        - net of accumulated

        depreciation                      9,498,844                    0        100,040         9,112,122           286,682



      Other Assets:

        Excess of acquisition

          cost over value of net

          assets acquired - net           4,848,142   (B)      2,562,277              0                 0         2,285,865

        Investment in

          unconsolidated

          affiliate                       1,667,677                    0              0         1,667,677                 0

        Deferred income taxes                27,000                    0              0                 0            27,000

        Deposits and other                  400,522                    0        314,365            67,000            19,157

                                        -----------          -----------    -----------       -----------        ----------

      TOTAL ASSETS                      $34,355,482          $(9,008,100)   $15,087,046       $19,991,986        $8,284,550

                                        ===========          ===========    ===========       ===========        ==========



      CERBCO, Inc.

      CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION

      SEPTEMBER 30, 1995

      (unaudited)



                                                                                            Insituform

                                       CERBCO, Inc.                       CERBCO, Inc.      East,           Capitol Copy

                                       Consolidated  Eliminations  Unconsolidated  Incorporated  Products, Inc.




      LIABILITIES AND STOCKHOLDERS' EQUITY



      Current Liabilities:

        Accounts payable and

          accrued liabilities            $4,160,665                   $0        $36,403        $3,297,977          $826,285

        Deferred revenue                    451,840                    0              0                 0           451,840

        Current portion of

          long-term debt                     19,879                    0              0                 0            19,879

        Current portion of

          capital lease

          obligations                        29,454                    0              0                 0            29,454

                                        -----------           ----------     ----------        ----------        ----------

      TOTAL CURRENT LIABILITIES           4,661,838                    0         36,403         3,297,977         1,327,458



      Long-Term Liabilities:

        Long-term debt                            0                    0              0                 0                 0

        Capital lease obligations            33,483                    0              0                 0            33,483

        Deferred income taxes               911,000                    0              0           911,000                 0

        Other long-term

          liabilities                       117,765                    0        117,765                 0                 0

                                        -----------           ----------     ----------        ----------        ----------

      TOTAL LIABILITIES                   5,724,086                    0        154,168         4,208,977         1,360,941

                                        -----------           ----------     ----------        ----------        ----------

                                                      (A)(B)

      Non-Owned Interests:               13,040,320           13,040,320              0                 0                 0

                                        -----------           ----------     ----------        ----------        ----------

      Stockholders' Equity:

        Common stock                        115,099   (B)       (175,486)       115,099           175,486                 0

        Class B stock                        31,096   (B)        (12,024)        31,096            11,904               120

        Additional paid-in

          capital                         7,413,054   (B)     (4,750,304)     7,413,054         4,000,424           749,880

                                                      (B)(C)

        Retained earnings                 8,031,827          (18,300,219)     7,373,629        12,784,808         6,173,609

        Treasury stock                            0   (B)      1,189,613              0        (1,189,613)                0

                                        -----------           ----------     ----------        ----------        ----------

      TOTAL STOCKHOLDERS'

        EQUITY                           15,591,076          (22,048,420)    14,932,878        15,783,009         6,923,609

                                        -----------           ----------     ----------        ----------        ----------

      TOTAL LIABILITIES AND

        STOCKHOLDERS' EQUITY            $34,355,482          $(9,008,100)   $15,087,046       $19,991,986        $8,284,550

                                        ===========          ===========    ===========       ===========        ==========



      CERBCO, Inc.

      CONSOLIDATING ELIMINATION ENTRIES

      SEPTEMBER 30, 1995

      (unaudited)






      (A)


      Non-owned interests in earnings of subsidiaries                       $672,976

        Non-owned interests                                                                         $672,976

      To record non-owned interests in earnings

        of subsidiaries for the three months ended

        September 30, 1995.



      (B)

      Common stock                                                          $175,486

      Class B stock                                                           12,024

      Additional paid-in capital                                           4,750,304

      Retained earnings                                                   17,627,243

      Excess of acquisition cost over value of

        net assets acquired                                                2,562,277

        Treasury stock                                                                            $1,189,613

        Non-owned interests                                                                       12,367,344

        Investment in subsidiaries                                                                11,570,377

      To eliminate investments in consolidated

        subsidiaries.



      (C)

      Retained earnings                                                     $672,976

        Current year earnings adjustments                                                           $672,976

      To close out impact of current quarter's

        statement of earnings.
